                                                                     Exhibit 3.3

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

The  corporation  organized  and  existing  under and by  virtue of the  General
Corporation Law of the State of Delaware does hereby certify:

FIRST: That by written consent of the Board of Directors of:

                             DARWIN RESOURCES CORP.
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resolutions  were  duly  adopted  setting  forth  a  proposed  amendment  of the
Certificate of Incorporation of said corporation, declaring said amendment to be advisable  and calling a meeting of the  stockholders  of said  corporation  for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED,  that the Certificate of  Incorporation of this corporation be amended by changing  the Article  thereof  numbered  "FIRST" so that,  as amended,  said
Article shall be and read as follows:

                FIRST:  The name of this  Corporation is HEALTH  BENEFITS DIRECT
                CORPORATION.

SECOND: That thereafter, pursuant to resolution of its Board of Directors and in accordance  with Section 228(a) of the General  Corporation  Law of the State of
Delaware, a written consent of the stockholders of said corporation was adopted, in which  consent the  necessary  number of shares as  required by statute  were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said  corporation  shall not be reduced under or by reason of said amendment.

IN WITNESS  WHEREOF,  said  corporation has caused this certificate to be signed this 23rd day of November, 2005

                                       BY:  /s/ Robert Ferguson
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                                               Authorized Officer
                                       TITLE   President
                                       NAME:   Robert Ferguson
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